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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated February 4, 2000, with respect to the consolidated and combined financial statements and schedule of Time Warner Telecom Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission, in the Registration Statement (Form S-8) pertaining to the Time Warner Telecom Inc. Independent Director Compensation Plan.



/s/  Ernst & Young LLP
     -----------------

ERNST & YOUNG LLP



Denver, Colorado
October 16, 2000